FOLEY & LARDNER
                                ATTORNEYS AT LAW

CHICAGO                            FIRSTAR CENTER                     SACRAMENTO
DENVER                       777 EAST WISCONSIN AVENUE                 SAN DIEGO
JACKSONVILLE              MILWAUKEE, WISCONSIN 53202-5367          SAN FRANCISCO
LOS ANGELES                   TELEPHONE (414) 271-2400               TALLAHASSEE
MADISON                       FACSIMILE (414) 297-4900                     TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                September 1, 2000




The Aquinas Funds, Inc.
5310 Harvest Hill Road, Suite 248
Dallas, TX  75230

Ladies & Gentlemen:

          We have acted as counsel for The Aquinas Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Aquinas Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

          We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                         Very truly yours,

                                         /s/ Foley & Lardner

                                         Foley & Lardner